UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURE

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 30, 2009, Mr. W.N. Whitlock retired from his position as Executive Vice President of Operations of American Commercial Lines Inc. (the “Company”). Upon his retirement, Mr. Whitlock and the Company entered into a Confidential Severance Agreement and Release (the “Severance Agreement”) pursuant to which Mr. Whitlock will receive severance in accordance with the Company’s salaried severance policy in the amount of $170,000, which equates to twenty-six weeks of Mr. Whitlock’s annual base salary. Mr. Whitlock will also be eligible to receive in March 2010 a pro-rated bonus for fiscal year 2009 pursuant to the Company’s Annual Incentive Plan if performance targets set forth therein are met. In addition, Mr. Whitlock will receive acceleration of certain outstanding equity awards as set forth in the applicable equity award agreements. As a condition to receiving the severance payment, Mr. Whitlock agreed to customary terms related to a general release of the Company, non-disclosure of confidential information, non-solicitation of Company employees and confidentiality of Company information.
Also, on June 30, 2009, the Company and Mr. Whitlock entered into a consulting agreement (the “Consulting Agreement”) for a term of one year with a Company option to renew the Consulting Agreement for an additional one year term (the “Optional Term”), which is subject to Mr. Whitlock’s acceptance. Pursuant to the terms of the Consulting Agreement, the Company will pay Mr. Whitlock at the hourly rate of $200 per hour for consulting services on an as needed and mutually agreed upon basis (the “Consulting Fees”). In addition, if the Company does not utilize Mr. Whitlock’s services up to a $25,000 contract amount, then the Company will pay Mr. Whitlock the difference between $25,000 and the Consulting Fees in the event that the Company does not request the Option Term or if the Option Term is agreed to between Mr. Whitlock and the Company. If the Company requests the Option Term and Mr. Whitlock declines such extension, then the Company will have no further obligation to pay Mr. Whitlock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: July 7, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

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